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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in A. H. Belo Corporation's Registration Statements (Form S-8 No. 33-30994 and Form S-8 No. 33-32526) pertaining to its Employee Savings and Investment Plan and 1986 Long-Term Incentive Plan of our report dated February 24, 1995 with respect to the combined financial statements of KIRO Television, Third Avenue Productions, and KIRO Direct for the year ended December 31, 1994 appearing in A. H. Belo Corporation's Form 8-K/A dated April 10, 1995.



/S/Deloitte & Touche LLP


Seattle, Washington
April 7, 1995




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